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                                     EXHIBIT 10.2

                  Employment Agreement, dated June 10, 1996, between
                           Robert H. Leslie and the Company






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                                 EMPLOYMENT AGREEMENT

    THIS AGREEMENT is made this 10th day of June, 1996, by and between INTERNATIONAL BUILDING CONCEPTS, LTD., a Minnesota corporation (the "Corporation"), and ROBERT H. LESLIE, an adult resident of Minnesota (the "Employee").

                                       RECITAL:

    WHEREAS, the Corporation desires to employ the Employee and to set forth the principal terms and conditions of the Employee's employment, and the Employee desires to be employed by the Corporation, on the terms and conditions set forth below.

    NOW, THEREFORE, in consideration of the recital and the mutual promises and agreements contained in this Agreement, the parties agree as follows:

    1. EMPLOYMENT. The Corporation hereby employs the Employee and the Employee hereby accepts employment with the Corporation on the terms and conditions set forth in this Agreement.

    2. TERM AND RENEWAL. The Employee's employment by the Corporation shall commence on the date of this Agreement and shall continue for a period of two
(2) years, unless such employment is terminated earlier as provided herein. The term of this Agreement shall renew automatically for successive one (1) year terms unless a party gives notice to the other not less than thirty (30) days prior to the end of the term that this Agreement is not to be renewed.

    3. DUTIES. The Employee shall be engaged as President of the Corporation. The Employee will faithfully and to the best of his ability perform the duties as reasonably assigned from time to time by the Corporation's Board of Directors. The Employee agrees to devote his entire business time, energy and skills to properly discharge the duties of such employment and to participate in the active management of the Corporation while so employed hereunder.

    4.   COMPENSATION.

    (a) The Employee's compensation for the services performed under this Agreement and for Employee's covenants and agreements hereinafter set forth shall be a salary of Ninety-Six Thousand Dollars ($96,000) per year. The Employee's salary may be increased at the sole discretion of the Corporation's Board of Directors.

    (b) As additional compensation, the Employee shall be entitled to the fringe benefits described in Paragraph 5 below and may, in the sole discretion of the Corporation's Board of Directors, receive such additional compensation, salary, bonus or other benefits as the Corporation's Board of Directors shall determine.

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    5.   FRINGE BENEFITS. The Employee shall have the right to participate in the insurance and other fringe benefit plans generally provided by the Corporation to its officers, subject, however, to the Employee's qualification for participation in such benefit plans pursuant to the terms and conditions under which such benefit plans are offered.

    6. VACATION. The Employee shall be entitled to four (4) weeks of paid vacation during each calendar year during which this Agreement remains in effect. Any vacation time not used during any such calendar year may not be carried forward to any succeeding calendar year and shall be forfeited. No vacation may be taken in advance. The Employee shall not be entitled to receive any payment in cash for vacation time remaining unused at the end of any year or upon termination of this Agreement.

    7. NONCOMPETITION. The parties also acknowledge and agree that the Corporation's customer contacts and relations are established and maintained at great expense and that the Employee, by virtue of employment under this Agreement, will have unique and extensive exposure to and personal contact with the Company's customers and that the Employee will be able to establish a unique relationship with those individuals that will enable him, both during and after employment, to unfairly compete with the Corporation. In consideration of the employment by the Corporation of the Employee, and in consideration of the compensation provided to the Employee by the Corporation under this Agreement, the Employee agrees that he shall not, at any time during the term of this Agreement, nor for a period of two (2) years after the Employee ceases to be employed by the Corporation, (a) directly or indirectly, engage in or become interested in any other business or other entity other than the Corporation (whether as owner, partner, trustee, beneficiary, stockholder, officer, director, employee, independent contractor, agent, servant, consultant, lessor, lessee or otherwise; provided, however, that ownership of less than ten percent (10%) interest in a corporation whose shares of stock are traded in a recognized stock exchange or traded in the over-the-counter market shall not be deemed a violation of this paragraph) that manufactures, assembles, distributes, sells or markets products (including replacement parts) identical or similar to any products currently or previously offered in connection with the Corporation's business which competes with the Corporation's business, and/or (b) in any manner induce, attempt to induce or assist others to induce any customer, client, employee, or any other person or entity having a business or employment relationship with the Corporation to terminate such relationship, or do anything to interfere with the relationship of the Corporation with such person or entity.

    8. CONFIDENTIAL INFORMATION. The parties agree that the Corporation's customers, business connections, agreements, customer lists, procedures, operations, business software and computer programs and printouts, techniques, financial information and other aspects of the business are established at great expense and protected as confidential information and provide the Corporation with a substantial competitive advantage in conducting its business. The parties further agree that by virtue of the Employee's employment with the Corporation, the Employee will have access to, and be entrusted with, secret, confidential and proprietary information, and that the Corporation would suffer great loss and injury if the Employee would disclose this


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information or use it to compete with the Corporation.  Therefore, in consideration of the compensation and other benefits to be provided to the Employee under this Agreement, the Employee agrees that during the term of his employment, and for a period of two (2) years after the termination of the Employee's employment with the Corporation, the Employee shall not, directly or indirectly, either individually or as an employee, agent, partner, shareholder, consultant or in any other capacity, use or disclose, or cause to be used or disclosed, any secret, confidential or proprietary information acquired by the Employee during his employment with the Corporation, whether owned by the Corporation prior to or discovered and developed by the Corporation subsequent to the Employee's employment, and regardless of the fact that the Employee may have participated in the discovery or development of such information.

    9. RELIEF FOR VIOLATIONS. The Employee covenants and agrees that if Employee shall violate any of the covenants and agreements under Paragraph 7 and/or Paragraph 8 or both, the Corporation shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or benefits which the Employee directly or indirectly has realized and/or may realize as the result of, arising out of or in connection with any such violation. The Employee acknowledges that an irreparable injury may result to the Corporation and its business in the event of a breach of the Employee's covenants contained in Paragraph 7 and/or Paragraph 8 of this Agreement. The Employee also acknowledges and agrees that the damages or injuries which the Corporation may sustain as a result of the Employee's breach of Paragraphs 7 and/or Paragraph 8 of this Agreement are difficult to ascertain and money damages alone may not be an adequate remedy to the Corporation. The Employee, therefore, agrees that if a controversy arises concerning the rights or obligations of a party under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance and the Corporation shall also be entitled to any injunctive relief necessary to prevent or restrain any violation by the Employee or any persons directly or indirectly acting for or with the Employee of the provisions of Paragraphs 7 and/or Paragraph 8 of this Agreement. Such remedies, however, shall be cumulative and non-exclusive and shall be in addition to any other remedy to which the parties may be entitled.

    10. REASONABLE RESTRICTIONS. The Employee agrees that terms and conditions of Paragraphs 7, 8 and 9 of this Agreement are reasonable and necessary for the protection of the Corporation's business, trade secrets and confidential information and to prevent damage or loss to the Corporation as the result of action taken by the Employee. The Employee acknowledges that the consideration provided for herein is sufficient to fully and adequately compensate the Employee for agreeing to the restrictions set forth in Paragraphs 7, 8 and 9 of this Agreement. The Employee acknowledges that he could continue to actively pursue his career and earn sufficient compensation in business without breaching any of the restrictions contained in this Agreement.


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    11.  TERMINATION.

    (a) Except as otherwise set forth herein, if either party desires to terminate the Employee's employment with the Corporation, such party shall give written notice of termination to the other party not less than thirty (30) days prior to the effective date of termination. Notwithstanding the preceding sentence, the Corporation shall have the right to terminate the employment of the Employee immediately without notice upon the happening of any of the following events:

           (i)  The death of the Employee;

          (ii) The Employee becomes disabled, which, for purposes of this Agreement, shall mean that the Employee is unable to perform substantially all of his duties for a period of six (6) consecutive months or for a total of one hundred eighty (180) days in any one year period. If there is any dispute as to whether the termination of the Employee's employment was due to the Employee's physical or mental illness or incapacity, such question shall be submitted to a licensed physician for the purpose of making such determination. An examination of the Employee shall be made within thirty
    (30) days after written notice by the Corporation or the Employee to the other by a licensed physician agreeable to the Employee and the Corporation. The Employee shall submit to such examination and provide such information that such physician may request and the determination of such physician as to the question of the Employees physical or mental condition shall be binding and conclusive on all parties concerned for purposes of this Agreement.;

         (iii)  The Employee ceases to be a shareholder of the Corporation;

          (iv) The breach by the Employee of any provisions of Paragraph 7 or Paragraph 8 of this Agreement;

           (v) The commission by the Employee of any act of dishonesty or fraud with respect to the Corporation or its business;

          (vi) The continued failure of the Employee to substantially perform his duties for the Corporation (other than by reason of death or illness) after a review of performance is made with the Employee that identifies the manner in which the Corporation believes that the Employee has failed to perform his duties and the Employee fails to resume substantial performance of those duties after participating in such review;

         (vii) The use of alcohol and/or drugs by the Employee in such a manner as to interfere with the performance of the Employee's duties for the Corporation;


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         (viii)    Conviction of the Employee of a felony or misdemeanor which, in the reasonable judgment of the Corporation's Board of Directors, is likely to have a material adverse effect upon the business or reputation of the Employee or the Corporation or which substantially impairs the Employee's ability to perform his duties for the Corporation; or

         (ix) Conduct by the Employee which is demonstrably and materially injurious to the Corporation, monetarily or otherwise.

    (b) Upon notice of termination of employment or at any time thereafter as directed by the Corporation, the Employee shall return to the Corporation any and all property of the Corporation in the Employee's possession or control. The agreements of the Employee pursuant to Paragraphs 7, 8, 9 and 10 shall survive the termination of employment under this Agreement.

    12. REIMBURSEMENT OF BUSINESS EXPENSES. The Corporation shall reimburse the Employee for the amount of expenses reasonably and necessarily incurred by the Employee in connection with the Corporation's business; provided, however, that no single expenditure in excess of $100 shall be made without the Corporation's prior approval. The Employee shall submit an itemized accounting for all expenses for which reimbursement is sought at such time and in such detail as the Corporation shall reasonably require. The Corporation shall not be obligated to pay or reimburse expenses for which adequate documentation is not furnished in the manner directed by the Corporation.

    13. WAIVER. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

    14. SEVERABILITY. In the event any provision of this Agreement is held to be invalid or unenforceable for any reason whatsoever, such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable. FURTHERMORE, THE PARTIES SPECIFICALLY ACKNOWLEDGE THE ABOVE COVENANT NOT TO COMPETE AND COVENANT NOT TO DISCLOSE CONFIDENTIAL INFORMATION ARE SEPARATE AND INDEPENDENT AGREEMENTS.

    15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

    16. BENEFIT. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against the Corporation, its successors and assigns, and the Employee, his heirs, beneficiaries and legal representatives. The Employee's rights and obligations under this Agreement may not be delegated or assigned except as specifically set forth herein.

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    17.  NOTICES.  Any notice to be given hereunder shall be deemed sufficient if addressed in writing, and delivered by registered or certified mail or delivered personally, in the case of the Corporation to its principal business office, and in the case of the Employee, to his address appearing on the Corporation's records, or to such other address as he may designate in writing to the Corporation.

    18. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement and understanding between the parties hereto in reference to all of the matters herein agreed upon, and no representations, promises, agreements or understandings, whether written or oral, not herein contained shall be of any force or effect. This Agreement may only be amended by an agreement in writing signed by all of the parties hereto.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first above written.

EMPLOYEE:                         CORPORATION:

                                       International Building Concepts, Ltd.,
_________________________              a Minnesota corporation
Robert H. Leslie
                                  By:____________________________________
                                     Title:______________________________

                                  Attest:________________________________
                                         Title:__________________________